EXHIBIT 23.3


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement on Form S-2 of our report dated February 21, 1997, with respect to the balance sheets of Manifold Valve Service, Inc. as of December 31, 1995 and 1996, and the related statements of income and retained earnings, and cash flows for the years then ended, which report appears in the Form 8-K of Industrial Holdings, Inc. dated June 12, 1997.




Hein + Associates LLP

Houston, Texas
November 25, 1997